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                                                                    EXHIBIT 10.5

                                 ONEIDA LIMITED
                              163-181 Kenwood Ave.
                                Oneida, NY 13421

                                                                    May 19, 2004



The Purchasers party to the 2001
Amended and Restated Note
Purchase Agreement dated
as of May 1, 2001

     Re: Waiver Letter

Ladies and Gentlemen:

          Reference is made to that certain 2001 Amended and Restated Note Purchase Agreement (as the same has been amended, modified and supplemented, the "Note Agreement"), among THC Systems, Inc., Oneida Ltd., Allstate Life Insurance Company and Pacific Life Insurance Company. All terms used herein that are defined in the Note Agreement shall have the same meanings herein.

          The Company and the Guarantor hereby request that the Purchasers waive each of the potential Defaults and Events of Default pursuant to Sections 8.1(c) and (e) of the Note Agreement that may result from the failure by (i) the Company, the Guarantor or any Subsidiary to pay approximately 1,550,000 euros plus accrued interest to Banca Nazionale del Lavoro ("BNL") pursuant to the Term Loan Agreement between BNL and Oneida Italy Srl. (the "BNL Obligation"), (ii) the Guarantor to pay approximately $2,000,000 plus accrued interest to Oneida Savings Bank ("OSB") pursuant to that certain Promissory Note dated September 30, 2003 issued by the Guarantor to OSB (the "OSB Obligation"), (iii) the Company, the Guarantor or any Subsidiary to pay approximately $1,490,000 to HSBC pursuant to the Term Loan and the Short Term Loan Facility Agreement (the "HSBC Obligation"), and (iv) the Company, the Guarantor or any Subsidiary to make any accelerated payments demanded by Barclays' Bank pursuant to the existing Line of Credit Agreement between Oneida UK and Barclays'(the "Barclays' Obligation" and together with the BNL Obligation, the OSB Obligation and the HSBC Obligation, the "Payment Obligations").

          Notwithstanding anything to the contrary contained in the Note Agreement, the Purchasers, by their execution of this letter below, hereby waive any Defaults and Events of Default pursuant to Section 8.1(c) or (e) of the Note Agreement arising out of the Company's, the Guarantor's or any Subsidiaries failure to pay the Payment Obligations; provided that such waiver with respect to a particular Payment Obligation will terminate and be of no further force or effect if (i) the obligee of such Payment Obligation commences any action (or otherwise takes any steps) to enforce such Payment Obligation (including, without limitation, the filing by OSB with the Supreme Court of the State of New York of a confession of judgement with respect to the OSB Obligation) or (ii) the Company, the Guarantor or any Subsidiary makes any payment in respect of any of the Payment Obligations.

          This Waiver Letter shall not become effective until the date on which
(i) counterparts of this Waiver Letter shall have been executed by the Company, the Guarantor, and the Purchasers and delivered to Bingham McCutchen LLP, and
(ii) Bingham McCutchen LLP shall have received a copy of an executed waiver of any Default or Event of Default arising under the Credit Agreement, waiving any Default or Event of Default arising from the Company's, the Guarantor's or any Subsidiaries' failure to pay the Payment Obligations.

          This Waiver Letter shall be limited precisely as written and shall not be deemed to be a waiver or modification of, any other term or condition of the Note Agreement or any of the instruments or agreements referred to therein or to prejudice the right or rights which the Purchasers may now have or may have in the future under or in connection with the Note Agreement or any of the instruments or agreements referred to therein. Each of the Guarantor





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and the Company hereby confirms and acknowledges as of the date hereof that it is validly and justly indebted to the Purchasers for the payment of all obligations under the Note Agreement and the Notes without offset, defense, cause of action or counterclaim of any kind or nature whatsoever.

          This Waiver Letter may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same letter. A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

          This Waiver Letter shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be performed wholly within such State.

                                            Yours truly,

                                            ONEIDA LIMITED

                                            By: /s/ GREGG R. DENNY
                                                ------------------
                                            Name:  Gregg R. Denny
                                            Title: Chief Financial Officer


                                            THC SYSTEMS, INC.

                                            By: /s/ GREGG R.. DENNY
                                                -------------------
                                            Name:  Gregg R. Denny
                                            Title: Chief Financial Officer



ACCEPTED AND AGREED:


ALLSTATE INSURANCE COMPANY

By: /s/ JERRY D. ZINKULA
    --------------------
Name: Jerry D. Zinkula
Title:

By: /s/ WILLIAM R. SCHMIDT
    ----------------------
Name: William R. Schmidt
Title:

            Authorized Signatories


ALLSTATE LIFE INSURANCE COMPANY

By: /s/ WILLIAM R. SCHMIDT
    ----------------------
Name: William R. Schmidt
Title:

By: /s/ JERRY D. ZINKULA
    --------------------
Name: Jerry D. Zinkula
Title:

            Authorized Signatories


PACIFIC LIFE INSURANCE COMPANY

By: /s/ RONN C. CORNELIUS
    ---------------------
Name: Ronn C. Cornelius
Title: Assistant Vice President

By: /s/ CATHY SCHWARTZ
    ------------------
Name:  Cathy Schwartz
Title: Assistant Secretary


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